UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014

The Hillshire Brands Company

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 South Jefferson Street,

Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On August 20, 2014, the Compensation and Employee Benefits Committee of the Board of Directors of The Hillshire Brands Company (the “Company”) approved the amendment of The Hillshire Brands Company Severance Plans for Corporate Officers (the “Officer Severance Plan”) as well as other severance programs maintained by the Company to incorporate The Hillshire Brands Company Excise Tax Reimbursement Policy (the “Tax Reimbursement Policy”), as previously disclosed in the Schedule 14D-9 filed by the Company with the Securities and Exchange Commission on July 16, 2014.

The Tax Reimbursement Policy provides that in the event an employee of the Company (including the Company’s named executive officers) becomes subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such employee will, except as described below, be entitled to an additional payment to eliminate the economic impact on such employee of such excise tax.

Notwithstanding the above, the Tax Reimbursement Policy further provides that if the aggregate amount of “parachute payments” (within the meaning of Section 280G of the Code) made to any such employee is less than 110% of three times such employee’s applicable “base amount” (as defined in Section 280G of the Code), such employee will not be entitled to any payments under the Tax Reimbursement Policy and the Tax Reimbursement Policy will not apply to such employee. The Tax Reimbursement Policy also provides that in no event will the total payments made under the Tax Reimbursement Policy to all employees subject to the excise tax exceed $40,000,000.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Tax Reimbursement Policy, which is filed as Exhibit 10.1 to this report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2014

THE HILLSHIRE BRANDS COMPANY

By:	/s/ Kent B. Magill
Kent B. Magill
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Hillshire Brands Company Excise Tax Reimbursement Policy